abrdn Palladium ETF Trust S-3A

Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

abrdn Palladium ETF Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security type	Security class title	Fee calculation or carry forward rule	Amount registered	Proposed maximum offering price per unit	Maximum aggregate offering price	Fee rate	Amount of registration fee	Carry forward form type	Carry forward file number	Carry forward initial effective date	Filing fee previously paid in connection with unsold securities to be carried forward
Newly Registered Securities
Fees to be paid	Exchange-Traded Vehicle Securities	abrdn Palladium Shares ETF	457(u)[1]	—[1]	—[1]	—[1]	—[1]	—[1]
Fees previously paid
Carry Forward Securities
Carry forward securities
	Total Offering Amounts					—[1]		—[1]
Total Fees Previously Paid
	Total Fee Offsets							$61,146.27
	Net Fee Due							—[1]

1.	In accordance with Rule 456(d) under the Securities Act of 1933, as amended (the “Securities Act”), the abrdn Physical Palladium Shares ETF (“Trust”) is registering an indeterminate number of units of fractional undivided beneficial interest in and ownership of the Trust (“Shares”) as may from time to time be offered hereunder at indeterminate prices. The registrant will calculate registration fees, if any, in accordance with Rules 456(d) and 457(u) under the Securities Act. In accordance with Rule 456(d) under the Securities Act, the registrant is deferring payment of these registration fees and will pay these registration fees on an annual net basis no later than 90 days after the end of each fiscal year, except for $61,146.27 of unutilized fees relating to 7,150,000 shares of unsold securities that were previously registered under the Registration Statement on Form S-3 (File No. 333-238125) filed on May 8, 2020 (the “Prior Registration Statement”) that have not yet been issued and sold. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fees may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.

Table 2 – Fee Offset Claims and Sources

	Registrant or filer name	Form or filing type	File number	Initial filing date	Filing date	Fee offset claimed	Security type associated with fee offset claimed	Security title associated with fee offset claimed	Unsold securities associated with fee offset claimed	Unsold aggregate offering amount associated with fee offset claimed	Fee paid with fee offset source
Rules 457(b) and 0–11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	abrdn Palladium ETF Trust	S-3	333-173610	April 20, 2011		$61,146.27	Exchange-Traded Vehicle Securities	abrdn Physical Palladium Shares ETF	7,150,000[1]	$526,669,000
Fee Offset Sources	abrdn Palladium ETF Trust	S-3	333-173610		April 20, 2011						$115,455

1.	The registrant will terminate or complete any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.